Exhibit 99.2

Financial Statements

WEBSTER INDUSTRIES DIVISION OF

CHELSEA INDUSTRIES, INC.

Nine Months Ended September 24, 2011 and

September 25, 2010

(Unaudited)

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

For the Nine Months Ended September 24, 2011 and September 25, 2010

(Unaudited)

Table of Contents

Financial Statements:

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Balance Sheets

(Dollars in Thousands)

September 24, 2011 and December 25, 2010

	2011	2010
	(Unaudited)
Assets
Current assets:
Cash	$104	$848
Trade receivables, less allowances of $156 and $103, in 2011 and 2010, respectively	18,199	18,269
Inventories	22,852	24,922
Other current assets	725	798

Total current assets	41,880	44,837
Property, plant and equipment, net	6,600	7,144

Total assets	$48,480	$51,981

Liabilities and Owner’s Net Investment (Deficit)
Current liabilities:
Trade accounts payable	$6,230	$8,618
Accrued expenses	6,603	5,056
Revolving credit bank loan	17,174	13,398
Current portion of long-term debt	1,884	942
Loans payable to related parties	10,023	9,476

Total current liabilities	41,914	37,490
Long-term debt	5,984	6,926
Liability for pension benefits	1,948	2,106

Total liabilities	49,846	46,522

Owner’s net investment (deficit)
Accumulated other comprehensive loss	(3,162)	(3,274)
Net investment	1,796	8,733

Total owner’s net investment (deficit)	(1,366)	5,459

Total liabilities and owner’s net investment	$48,480	$51,981

See accompanying notes to the unaudited financial statements

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Statements of Operations

(Dollars in Thousands)

Nine Months Ended September 24, 2011 and September 25, 2010

(Unaudited)

	2011	2010
Net sales	$100,932	$103,681
Cost of sales	89,787	90,339

Gross profit	11,145	13,342
Selling, general and administrative expenses	16,913	17,416

Operating loss	(5,768)	(4,074)
Interest expense	1,312	1,177

Net loss	$(7,080)	$(5,251)

See accompanying notes to the unaudited financial statements

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Statements of Changes in Owner’s Net Investment and Accumulated

Other Comprehensive Income (Loss)

(Dollars in Thousands)

Nine Months Ended September 25, 2010 and September 24, 2011

(Unaudited)

	Accumulated Other Comprehensive Income (Loss)	Net Investment	Total
Balance, December 26, 2009	$(3,283)	$20,097	$16,814
Net loss	—	(5,251)	(5,251)
Amortization of pension prior service cost ($1) and net loss ($117)	118	—	118

Net transfers to Owner	—	(668)	(668)

Balance, September 25, 2010	$(3,165)	$14,178	$11,013

Balance, December 25, 2010	$(3,274)	$8,733	$5,459
Net loss	—	(7,080)	(7,080)
Amortization of pension prior service cost ($1) and net loss ($111)	112	—	112

Net transfers from Owner	—	143	143

Balance, September 24, 2011	$(3,162)	$1,796	$(1,366)

See accompanying notes to the unaudited financial statements

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Statements of Cash Flows

(Dollars in Thousands)

Nine Months Ended September 24, 2011, and September 25, 2010

(Unaudited)

	2011	2010
Cash flows from operating activities:
Net loss	$(7,080)	$(5,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,503	2,185
Provision for bad debts	53	—
Changes in assets and liabilities:
Trade receivables	17	3,478
Inventories	2,070	(3,985)
Other current assets	73	(335)
Liability for pension benefits, net	(46)	(136)
Trade accounts payable and accrued expenses	(841)	(1,638)

Net cash used in operating activities	(4,251)	(5,682)
Cash flows from investing activities:
Additions to property, plant and equipment	(959)	(1,196)

Net cash used in investing activities	(959)	(1,196)
Cash flows from financing activities:
Borrowings on revolving credit bank loan, net	3,776	10,370
Borrowings (repayments) on related party loans, net	547	(3,250)
Net change in owner’s net investment	143	(668)

Net cash provided by financing activities	4,466	6,452

Net decrease in cash	(744)	(426)
Cash, beginning of period	848	521

Cash, end of period	$104	$95

See accompanying notes to the unaudited financial statements

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 1 - Summary of Significant Accounting Policies

Description of Business

Webster Industries (“Webster” or the “Company”) is a division of Chelsea Industries, Inc. Chelsea Industries, Inc. is a wholly-owned subsidiary of CI Holdings Corp. (the “Parent”). Historically, Webster has been included in the consolidated financial statements of CI Holdings Corp. but is reported upon separately herein in connection with its sale to AEP Industries, Inc. as more fully described in Note 2.

The Company manufactures and sells private label and branded plastic food and waste bags and disposable food storage containers. These products are sold to consumers and institutional users through grocery, non-food and institutional channels of distribution, primarily in North America.

Basis of Presentation

The accompanying financial statements of Webster have been prepared from CI Holdings Corp.’s historical accounting records and are presented on a carve-out basis reflecting those certain assets, liabilities, and operations. Webster is an unincorporated business of CI Holdings Corp. and Chelsea Industries, Inc., and, accordingly, the Parent’s net investment in these operations (owner’s net investment) is presented in lieu of stockholder’s equity because a direct ownership relationship did not exist among the various entities comprising Webster during the period presented. The financial statements are not necessarily indicative of the financial position, results of operations and cash flows that might have occurred had the operations of Webster been an independent entity not integrated into the Parent’s other operations.

Allocation of Costs from CI Holdings Corp.

The Parent charges Webster for the cost of certain functions that are managed by the Parent and can reasonably be directly attributed to the operations of Webster. These costs include dedicated accounting and professional services support, as well as interest expense and defined benefit pension costs. The charges to Webster are based on the Parent management’s estimate of such services specifically used by Webster. Where determinations based on specific usage alone have been impracticable, other methods and criteria were used that management believes are equitable and provide a reasonable estimate of the cost attributable to Webster. The total of these allocations was approximately $1,884 and $1,816 for the nine months ended September 24, 2011 and September 25, 2010, respectively. All interest expense recognized in the accompanying financial statements has been allocated; the remaining allocations were recorded in selling, general and administration expenses. Such allocations are not intended to represent the costs that would be, or would have been, incurred if Webster was an independent business.

On a consolidated basis, the Parent incurred approximately $1,407 and $1,264 in interest expense for the nine months ended September 24, 2011 and September 25, 2010, respectively. Interest expense results from the Parent’s credit facility, related party loans and subordinated debentures. Interest costs of $1,312 and $1,177 for the nine months ended September 24, 2011 and September 25, 2010 have been allocated to Webster.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 1 - Summary of Significant Accounting Policies (Continued)

Allocation of Costs from CI Holdings Corp. (Continued)

The amount of the owner’s net investment included in the balance sheets represents a net investment as the result of various transactions between Webster and the Parent. There are no terms of settlement or inter-entity interest charges associated with the account balance. The balance is primarily a result of Webster’s participation in the Parent’s central cash management program, wherein virtually all of Webster’s cash receipts are remitted to the Parent and all cash disbursements are funded by the Parent.

Fiscal Year

Webster operates on a fifty-two or fifty-three week year ending on the last Saturday in December. The financial statements presented consist of thirty-nine weeks for the nine months ended September 24, 2011 and September 25, 2010.

Inventories

Inventories are stated at the lower of cost or market using the FIFO (first-in, first-out) method. Cost includes materials, labor and overhead. Market, with respect to all inventories, is the lower of replacement cost or net realizable value. Management periodically reviews inventory to determine the necessity of reserves for excess, obsolete or unsalable inventory.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost. Depreciation is computed principally utilizing the straight-line method over periods ranging from 5 to 35 years for financial reporting purposes.

Property, plant and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable based on expected undiscounted cash flows of those assets. An impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value. The Company evaluated property, plant and equipment for impairment and determined that there was no impairment at September 24, 2011. See Note 2 for further discussion.

Revenue Recognition and Accounts Receivable

Revenue from sales of products is recognized when persuasive evidence of the arrangement exists, goods are shipped and title passes to the customer, pricing is fixed and determinable and collection is reasonably assured. Accounts receivable allowances are maintained for the Company’s anticipated losses resulting from the inability of its customers to make required payments, based upon the Company’s estimates of specific analysis of certain accounts, historical collection experience, current trends and status under the Company’s credit policy. Accounts are considered past due based on payment terms. The Company writes off accounts receivable only after all reasonable collection efforts have been exhausted. The Company does not have any off-balance sheet exposure related to its customers.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 1 - Summary of Significant Accounting Policies (Continued)

Shipping Costs

Shipping costs totaled $5,141 and $4,822 for the nine months ended September 24, 2011 and September 25, 2010, respectively. Shipping costs are included in selling, general, and administrative expenses.

Advertising Costs

The Company expenses all advertising costs as incurred and such costs are recorded in selling, general and administrative expenses. Advertising expenses approximated $798 and $927 for the nine months ended September 24, 2011 and September 25, 2010, respectively.

Income Taxes

The Parent has elected to be treated as an S Corporation for Federal income tax purposes. Certain of the states in which Webster operates permit S Corporation status for state income tax purposes. Accordingly, neither the Parent nor Webster are obligated for Federal or certain state income taxes. Income and losses are allocated by the Parent to its stockholders who are responsible for the payment of their portion of taxes associated with such income.

The Parent, as an S Corporation electing to be taxed as a pass through entity, has determined that such tax position does not result in an uncertainty requiring recognition. In addition to their tax status, CI Holdings Corp. has other tax positions that have been determined to be highly certain and, therefore, no reserve for unrecognized tax liability is deemed necessary. CI Holdings Corp. has recently completed an examination by the Internal Revenue Service for the year 2009 which resulted in certain routine adjustments which have been reported to its stockholders. State income tax returns are generally open for examination for the past three to four years. The Parent and the Company have adopted a policy to recognize interest and penalties on taxes as income tax expense.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider in order to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic environmental and political factors and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the financial statements. Significant estimates and assumptions by management affect, but are not limited to the allowance for doubtful accounts, the carrying value of inventory, the carrying value of long-lived assets, certain accrued expenses, revenue recognition, contingencies, and transactions with the Parent.

Subsequent Events

Management has evaluated subsequent events through December 26, 2011, the date the financial statements were available to be issued.

Note 2 - Sale of the Company and Impairment Loss

On October 14, 2011, substantially all of the assets of the Company along with specified liabilities were sold to AEP Industries, Inc. (“AEP”) for approximately $25,900 subject to a final post closing adjustment based on changes in working capital levels. The financial statements included herein encompass not only those assets and liabilities sold and transferred to AEP, but also certain assets and liabilities not sold or transferred to AEP.

The Company did not record an impairment charge for the nine months ended September 24, 2011 and September 25, 2010. Subsequent to September 25, 2010, the company continued to experience losses that it did not initially anticipate and losses have continued into 2011. As a result, net asset values at the date of sale were greater than their selling price. The Company recorded an asset impairment charge of $3,881 on its plant and equipment during the fourth quarter of the year ended December 25, 2010. The impairment charge was determined based on a comparison of the fair value of the Company’s fixed assets to their carrying value. In estimating fair value, the income, market and cost approaches were evaluated. A combination of the market and cost methods was used for the valuation of property, plant and equipment. Cost was the primary valuation technique as cost represents the most accurate reflection of these assets’ value to the Company on an ongoing basis. When the cost method could not be used, a market method was employed if cost data was not available.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 3 - Inventories

Inventories consisted of the following at September 24, 2011 and December 25, 2010:

	2011	2010
Raw materials and supplies	$8,976	$9,057
Finished goods	14,353	16,423
Inventory reserves	(477)	(558)

Total	$22,852	$24,922

Note 4 - Property, Plant and Equipment

Property, plant and equipment consisted of the following at September 24, 2011 and December 25, 2010:

	2011	2010
Land	$154	$154
Buildings and leasehold improvements	5,429	5,429
Machinery, equipment and other	44,220	43,261

	49,803	48,844
Less accumulated depreciation and amortization	(43,203)	(41,700)

Total	$6,600	$7,144

Repairs and maintenance are expensed as incurred. Repairs and maintenance expenses for the nine months ended September 24, 2011 and September 25, 2010 were $1,579 and $1,422, respectively, and were recorded in selling, general and administrative expenses in the statements of operations.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 5 - Accrued Expenses

Accrued expenses, certain of which have been allocated based on the methodology discussed in Note 1, consisted of the following at September 24, 2011 and December 25, 2010:

	2011	2010
Sales promotions	$3,280	$2,381
Payroll and benefits	1,650	1,822
Other	1,673	853

Total	$6,603	$5,056

Note 6 - Borrowings

Borrowings, which have been allocated based on the methodology discussed in Note 1, consisted of the following at September 24, 2011 and December 25, 2010:

	2011	2010
Revolving credit bank loan	$17,174	$13,398
7.0% Subordinated debentures - related parties	7,868	7,868

Total borrowings	25,042	21,266
Less: current portion	19,058	14,340

Long-term borrowings	$5,984	$6,926

At September 24, 2011, scheduled maturities of allocated borrowings for the next five fiscal years are as follows:

Year Ending December
2011 - Remainder	$18,116
2012	942
2013	1,884
2014	1,884
2015	2,216

Total	$25,042

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 6 - Borrowings (Continued)

The Parent has a fully secured revolving loan facility. The revolving loan agreement provides up to $22,000 of borrowings. All assets of the Parent and Webster are pledged as collateral for this loan, which matured on December 31, 2010.

The revolving loan facility required various financial covenants, substantially all of which were in default at September 24, 2011 and December 25, 2010. Prior to the sale, the Company was operating under the terms of a Forbearance Agreement with its bank. Subsequent to September 24, 2011, the assets of Webster along with specified liabilities were sold to AEP, the proceeds from which were used to repay the revolving loan facility (see Note 2).

The Parent’s borrowings under the facility were governed by advance rates against certain assets.

In connection with the credit facility, the Parent has guaranteed the credit facility of a related party. The borrowings outstanding on the related party’s credit facility were zero at September 24, 2011. Management of the Parent has determined that, based on the performance of the related party, the Parent will not have to perform on the guarantee at September 24, 2011. Additionally, this related party has cross-guaranteed the credit facility of the Parent.

Interest charged based on LIBOR was 4.00% through September 24, 2011 and was 3.50% through September 25, 2010.

The Company has been allocated borrowings, subordinated to the credit facility, from related parties amounting to $10,023 and $9,476 at September 24, 2011 and December 25, 2010, respectively. Under the terms of these loans, the amounts are due on demand. The Company is prohibited from making payments on these borrowings due to its bank loan defaults. The interest rate provisions are the same as those charged under the credit facility. These loans, along with the 7.0% subordinated debentures remain outstanding subsequent to the sale to AEP.

Additionally, the Company has been allocated outstanding letters of credit under the agreement in the amount of $588 at September 24, 2011 and $632 at December 25, 2010, which remain outstanding subsequent to the sale to AEP.

Allocated payments for interest were $1,312 and $1,177 for the nine months ended September 24, 2011 and September 25, 2010, respectively, of which $284 and $365 was attributable to related party indebtedness, respectively.

Note 7 - Pension Plans

Nonunion Webster employees are covered by the Parent’s noncontributory, defined benefit pension plan provided they meet certain eligibility requirements as to age and length of service. Benefits paid to participants are based on years of service and average pay during their seven highest consecutive years of compensation. Contributions are calculated so as to comply with ERISA requirements. Based upon an action by the Parent’s Directors during 2008, the plan was frozen effective March 31, 2009, at which time benefits ceased to accrue. Assets, liabilities and costs of this plan are allocated to Webster based on the participants in the plan who are Webster employees.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 7 - Pension Plans (Continued)

Certain of Webster’s hourly employees who participate in a collective bargaining agreement are covered by a separate noncontributory defined benefit pension plan. Benefits paid to participants are based on years of service at a rate specified in a collective bargaining agreement.

The combined and allocated components of net periodic benefit costs of the Company’s plans was $153 and $183 for the nine months ended September 24, 2011 and September 25, 2010, respectively. The Company contributed approximately $306 to the plans for the nine months ended September 24, 2011 and the Company does not expect to make additional contributions for the remainder of the fiscal year.

Note 8 - Other Retirement Plans

The Parent maintains a 401(k) defined contribution plan covering substantially all eligible employees, which includes an annual employer elective matching contribution provision for non-union employees. The 401(k) expense totaled $35 and $50 for the nine months ended September 24, 2011 and September 25, 2010, respectively.

Note 9 - Commitments and Contingencies

Litigation

The Company is subject to claims and lawsuits which arise in the ordinary course of business. On the basis of information presently available and advice received from legal counsel representing the Company, the Company believes that the disposition or ultimate determination of such litigation will not be material to its financial condition or results of operations.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

(Unaudited)

Note 9 - Commitments and Contingencies (Continued)

Operating Leases

The Company leases various office space, buildings, transportation, and production equipment with terms in excess of one year.

The Company is committed under various noncancellable operating leases for consolidated minimum rentals as follows:

2011 - Remainder	$508
2012	1,715
2013	1,611
2014	1,550
2015	1,526
Thereafter	4,332

Total	$11,242

Rent expense for the nine months ended September 24, 2011 and September 25, 2010 was $2,293 and $2,296, respectively, were recorded in selling, general and administrative expenses in the statements of operations.

Other Commitments

Approximately 419 of Webster’s hourly union employees are covered by a union contract that expires on November 9, 2013.

Note 10 - Concentrations

For the year ended September 24, 2011, two Webster Industries customers accounted for approximately 28% (18% and 10%) of the Company’s net sales. At September 24, 2011, the same two customers accounted for approximately 28% of accounts receivable.

For the year ended September 25, 2010, two of the Company’s customers accounted for approximately 28% (19% and 9%) of net sales. At December 25, 2010, the same two customers accounted for approximately 33% of accounts receivable, all of which have been subsequently collected during 2011.

Cash is held with high-credit quality institutions. Normally such amounts are in excess of the FDIC insurance limit.